Exhibit 99.1

News	Contact: Heather Ferrante ViaSat Inc. 760-476-2633 www.viasat.com
ViaSat Announces Fiscal Year 2011 Results
Carlsbad, Calif. — May 17, 2011 — ViaSat Inc. (NASDAQ: VSAT), an innovator in satellite and other wireless networking systems and services, announced financial results for the fourth quarter and fiscal year 2011. The fiscal fourth quarter results include new contract awards of $271.0 million, revenues of $216.4 million, Adjusted EBITDA of $42.8 million, net income attributable to ViaSat common stockholders of $0.41 per share on a diluted non-GAAP basis or $0.28 per share on a diluted GAAP basis, and cash flows from operations of $46.3 million. Financial highlights for the fiscal year include new contract awards of $853.5 million, revenues of $802.2 million, Adjusted EBITDA of $160.8 million, net income attributable to ViaSat common stockholders of $1.39 per share on a diluted non-GAAP basis or $0.84 per share on a diluted GAAP basis, and cash flows from operations of $169.6 million.
     “While fiscal year 2011 was a challenging year, the company set new records in several key financial metrics including new contract awards, revenues, operating income, and EBITDA,” said Mark Dankberg, ViaSat CEO and chairman. “Despite significant headwinds due to a difficult defense budget environment, and anticipated capacity constraints for broadband network services — we ended the year on a strong note. Defense backlog is at a record high, driven by significant wins in satellite networks for airborne broadband ISR and situational awareness. We’ve won strategic new commercial satellite network projects — including in-flight WiFi broadband for JetBlue Airways and its LiveTV subsidiary. And, of course, the upcoming launch of ViaSat-1 represents the culmination of over three years of investments and preparation to capitalize on industry leading breakthroughs in satellite bandwidth efficiency. We believe these factors set the stage for sustained growth in each of our business segments.”
Financial Results1

(In millions, except per share data)	Q4 FY 2011	Q4 FY 2010	FY 2011	FY 2010
Revenues	$216.4	$212.6	$802.2	$688.1
Adjusted EBITDA[4]	$42.8	$48.0	$160.8	$113.8
Net income[2]	$12.1	$10.4	$36.1	$31.1
Diluted per share net income [2]	$0.28	$0.27	$0.84	$0.89
Non-GAAP net income [2,3]	$18.0	$16.6	$59.9	$54.0
Non-GAAP diluted net income per share [2,3]	$0.41	$0.43	$1.39	$1.55
Fully diluted weighted average shares	43.6	38.4	43.1	34.8

New contract awards	$271.0	$267.6	$853.5	$773.0
Sales backlog [5]	$528.7	$528.8	$528.7	$528.8

1

ViaSat News	2

[1]	ViaSat uses a 52 or 53 week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2011 ended on July 2, 2010, October 1, 2010, December 31, 2010, and April 1, 2011.

[2]	Attributable to ViaSat Inc. common stockholders.

[3]	All non-GAAP net income numbers have been adjusted to exclude the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. A reconciliation of specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat, Inc. on a GAAP Basis and Non-GAAP Basis” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”

[4]	Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expense and acquisition-related expenses. A reconciliation of specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. and Adjusted EBITDA” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”

[5]	Includes negative backlog adjustments of $41.9 million in the fourth quarter of fiscal year 2011 and $47.7 million in fiscal year 2011 and $4 million in the fourth quarter of fiscal year 2010 and $28 million in fiscal year 2010.
Government Systems Segment
     The Government Systems segment posted quarterly and annual revenues of $102.8 million and $384.1 million, respectively, a 2.1% increase over the fourth quarter of fiscal year 2010 and a 0.3% decrease over the prior fiscal year. The increase in revenues during the fourth quarter of fiscal year 2011 compared to the same period of the prior fiscal year resulted from higher sales of our government satellite communication systems which was offset by lower sales of tactical data link products and services. The slight decrease in revenues during fiscal year 2011 over the prior fiscal year was primarily due to lower sales of information assurance products and tactical data link products and services, offset by higher sales of our government satellite communication systems. Adjusted EBITDA for the Government Systems segment was $13.4 million and $54.4 million in the fourth quarter of fiscal year 2011 and fiscal year 2011, respectively, compared to $23.6 million and $74.5 million for the same periods of the prior fiscal year. New contract awards in the Government Systems segment for the fourth quarter and fiscal year 2011 were $132.9 million and $460.9 million, respectively.
Commercial Networks Segment
     For the Commercial Networks segment, quarterly and annual revenues were $54.2 million and $183.1 million, respectively, a 0.5% decrease over the fourth quarter of fiscal year 2010 and a 19.4% decrease over the prior fiscal year. The revenue decrease was primarily from lower sales of consumer broadband products as a result of ViaSat no longer recognizing equipment sales to its WildBlue service following our acquisition of WildBlue in December 2009, as well as reduced equipment sales to the distributors of the WildBlue service, pending additional satellite capacity. Revenues were also lower due to lower revenues in our enterprise VSAT networks products and services. These decreases were offset by increased sales of antenna systems products and

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services and next-generation broadband equipment. Adjusted EBITDA for the Commercial Networks segment was $1.8 million and $3.7 million in the fourth quarter of fiscal year 2011 and fiscal year 2011, respectively, compared to $6.3 million and $18.1 million for the same periods of the prior fiscal year. New contract awards in the Commercial Networks segment for the fourth quarter and fiscal year 2011 were $70.9 million and $153.4 million, respectively.
Satellite Services Segment
     The Satellite Services segment contributed revenues of $59.4 million for the fourth quarter of fiscal year 2011, a $1.9 million increase over the same period last fiscal year, and $235.0 million for fiscal year 2011, a $159.1 million increase from fiscal year 2010. The revenue increase was attributable primarily to our acquisition of WildBlue in the third quarter of fiscal year 2010, as well as growth in our mobile broadband satellite services. Adjusted EBITDA for the Satellite Services segment was $27.8 million and $103.0 million in the fourth quarter of fiscal year 2011 and fiscal year 2011, respectively, compared to $18.1 million and $20.9 million in the same periods of the prior fiscal year. New contract awards in the Satellite Services segment for the fourth quarter and fiscal year 2011 were $67.2 million and $239.2 million, respectively.
Selected Fiscal Year 2011 and Recent Business Highlights
•	Received a $477 million IDIQ contract to supply the next generation of Blue Force Tracking (BFT) equipment to the U.S. Army, and equipment orders adding approximately $100 million to backlog entering fiscal year 2012.

•	Reached a definitive agreement to provide Ka-band satellite inflight WiFi broadband equipment and service to JetBlue Airways, including an initial $30 million equipment and services order.

•	Completed demonstrations of 4 Mbps transmit speeds over Ku-band in operational missions for broadband ISR platforms for U.S. Special Operations Command forces.

•	Reached over 150 cumulative government ArcLight® satellite broadband ISR and global Command & Control Communication terminals.

•	Reached an agreement with Asia Broadcast Satellite for exclusive access to Ka-band satellite capacity currently available in the Afghanistan region. Established agreement with YahSat to create seamless roaming capabilities for global mobile Ka-band broadband services across the United States, and the Middle East for government and commercial applications. Creating multi-party agreements to add Eutelsat KA-SAT.

•	Demonstrated a Ka-band version of the VR-12 ArcLight airborne ISR terminal capable of ISR transmit speeds up to 10 Mbps.

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•	Commenced operational performance testing of our next generation SurfBeam® 2 consumer satellite broadband network over Eutelsat’s 70 Gbps KA-SAT, in anticipation of start of commercial services in Q2 of calendar year 2011.

•	Selected by Boeing to provide the ground based beam forming (GBBF) system for the MEXSAT satellite system, which will provide secure communications for Mexico’s national security needs and civil telecommunications.

•	Acquired SKYLinkSM airborne broadband service from ARINC Incorporated, adding 80 private business jets to our Yonder® high-speed Internet access network for mobile satellite communications.

•	Awarded $19.5 million in grant funding by the Department of Agriculture Rural Utilities Service (RUS) under the American Reinvestment and Recovery Act of 2009 (ARRA) to provide affordable broadband services using our WildBlue service to unserved and rural areas in 24 Western and Midwestern states.

•	Acquired Stonewood Group Limited, a leader in the design, manufacture and delivery of data at rest encryption products and services that encrypt and protect data on computer hard drives.

•	Introduced the AltaSec® IPS-250 inline network encryptor (INE), the first network encryptor compatible with the National Security Agency (NSA) Cryptographic High Value Product (CHVP) Suite B standards, which enable U.S. warfighters and government agencies to create secure IP networks without the logistics and lifecycle costs associated with Controlled Cryptographic Items (CCI).

•	Industry Recognition:
•	Inaugural Defense Security Service Award of Excellence in Counterintelligence

•	EuroConsult “Strategic Transaction of the Year Award” for WildBlue acquisition

•	Space News Top 50 Space Companies
Safe Harbor Statement
     This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to the upcoming launch of ViaSat-1, our growth prospects, and the creation of multi-party agreements to add Eutelsat KA-SAT. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: negative audits by the U.S. government; our ability to have manufactured or successfully launch ViaSat-1 or implement the related broadband satellite services on our anticipated timeline or at all; continued turmoil in global financial markets and economies; future delays in approving U.S. government budgets and ViaSat reliance on U.S. government contracts and our reliance on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new

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technologies, products and enhancements; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the satellite and wireless communications and secure networking industries generally; the effect of adverse regulatory changes on our ability to sell products; our ability to comply with the covenants in any credit agreement, indenture or similar instrument governing any of our existing or future indebtedness. In addition, please refer to the risk factors contained in ViaSat’s SEC filings available at www.sec.gov, including ViaSat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. ViaSat undertakes no obligation to update or revise any forward-looking statements for any reason.
Conference Call
     ViaSat Inc. will host a conference call to discuss the fiscal year 2011 fourth quarter and year-end results at 5:00 p.m. Eastern Time on Tuesday, May 17, 2011. The dial-in number is (877) 638-9577 in the U.S. and (914) 495-8531 internationally. The conference call webcast and other material financial information discussed on our conference call can also be accessed on the Investor Relations section of the ViaSat website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call. A replay of the conference call will be available from 8:00 p.m. Eastern Time on Tuesday, May 17 until midnight Wednesday, May 18 by dialing (800) 642-1687 for U.S. callers and (706) 645-9291 for international callers, and entering the conference ID 67986130.
About ViaSat (www.viasat.com)
     ViaSat produces innovative satellite and other digital communication products that enable fast, secure, and efficient communications to virtually any location. The company provides networking products and managed network services for enterprise IP applications; is a key supplier of network-centric military communications and encryption technologies and products to the U.S. and allied governments; is the primary technology partner for gateway and customer-premises equipment for consumer and mobile satellite broadband services; and owns WildBlue, the premier Ka-band satellite broadband service provider. ViaSat also offers design capabilities and a number of complementary products including monolithic microwave integrated circuits and modules, DVB-S2 satellite communication components, video data link systems, data acceleration and compression, and mobile satellite antenna systems. Based in Carlsbad, California, ViaSat has established a number of worldwide locations for customer service, network operations, and technology development.

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Use of Non-GAAP Financial Information
     To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. Non-GAAP net income attributable to ViaSat Inc. excludes the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. Adjusted EBITDA represents net income (loss) attributable to ViaSat, Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expenses and acquisition-related expenses. We also use Adjusted EBITDA to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs and to evaluate future growth opportunities. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. on a GAAP Basis and Non-GAAP Basis,” “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. and Adjusted EBITDA” and “An Itemized Reconciliation Between Segment Operating Profit (Loss) Before Corporate and Amortization and Adjusted EBITDA” contained in this release.
AltaSec, SurfBeam, and Yonder are registered trademarks of ViaSat Inc.
SKYLink is a service mark of ViaSat, Inc.
WildBlue is a registered trademark of WildBlue Communications Inc.
HAIPE is a registered trademark of the National Security Agency.

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Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Twelve months ended
	April 1, 2011	April 2, 2010	April 1, 2011	April 2, 2010
Revenues:
Product revenues	$144,916	$146,185	$523,938	$584,074
Service revenues	71,456	66,457	278,268	104,006

Total revenues	216,372	212,642	802,206	688,080

Operating expenses:
Cost of product revenues	111,771	99,421	389,945	408,526
Cost of service revenues	37,941	42,245	160,623	66,830
Selling, general and administrative	42,979	42,636	164,265	132,895
Independent research and development	7,114	5,766	28,711	27,325
Amortization of acquired intangible assets	4,782	4,726	19,409	9,494

Income from operations	11,785	17,848	39,253	43,010
Interest income (expense), net	72	(4,783)	(2,831)	(6,733)

Income before income taxes	11,857	13,065	36,422	36,277
(Benefit) provision for income taxes	(439)	2,673	(2)	5,438

Net income	12,296	10,392	36,424	30,839
Less: Net income (loss) attributable to the noncontrolling interest, net of tax	152	(54)	309	(297)

Net income attributable to ViaSat, Inc.	$12,144	$10,446	$36,115	$31,136

Diluted net income per share attributable to ViaSat, Inc. common stockholders	$0.28	$0.27	$0.84	$0.89

Diluted common equivalent shares	43,605	38,438	43,059	34,839

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT, INC ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

GAAP net income attributable to ViaSat, Inc.	$12,144	$10,446	$36,115	$31,136
Amortization of acquired intangible assets	4,782	4,726	19,409	9,494
Acquisition related expenses	—	1,612	1,379	11,374
Stock-based compensation expense	4,750	3,800	17,440	12,212
Income tax effect	(3,702)	(4,010)	(14,480)	(10,180)

Non-GAAP net income attributable to ViaSat, Inc.	$17,974	$16,574	$59,863	$54,036

Non-GAAP diluted net income per share attributable to ViaSat, Inc. common stockholders	$0.41	$0.43	$1.39	$1.55

Diluted common equivalent shares	43,605	38,438	43,059	34,839

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT, INC. AND ADJUSTED EBITDA IS AS FOLLOWS:

GAAP net income attributable to ViaSat, Inc.	$12,144	$10,446	$36,115	$31,136
(Benefit) provision for income taxes	(439)	2,673	(2)	5,438
Interest expense (income), net	(72)	4,783	2,831	6,733
Depreciation and amortization	26,445	24,703	103,053	46,955
Stock-based compensation expense	4,750	3,800	17,440	12,212
Acquisition related expenses	—	1,612	1,379	11,374

Adjusted EBITDA	$42,828	$48,017	$160,816	$113,848

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE
CORPORATE AND AMORTIZATION AND ADJUSTED EBITDA IS AS FOLLOWS:
(In thousands)

	Quarter ended April 1, 2011				Quarter ended April 2, 2010
	Government Systems	Commercial Networks	Satellite Services	Total	Government Systems	Commercial Networks	Satellite Services	Total
Segment operating profit (loss) before corporate and amortization	$7,240	$(1,805)	$11,132	$16,567	$18,538	$3,141	$914	$22,593
Depreciation *	3,866	2,038	15,745	21,649	3,179	1,717	15,045	19,941
Stock-based compensation expense	2,277	1,522	951	4,750	1,906	1,398	496	3,800
Acquisition related expenses	—	—	—	—	—	—	1,612	1,612

Adjusted EBITDA before other	$13,383	$1,755	$27,828	42,966	$23,623	$6,256	$18,067	47,946

Other				(138)				71

Adjusted EBITDA				$42,828				$48,017

	Fiscal year ended April 1, 2011				Fiscal year ended April 2, 2010
	Government Systems	Commercial Networks	Satellite Services	Total	Government Systems	Commercial Networks	Satellite Services	Total
Segment operating profit (loss) before corporate and amortization	$29,872	$(9,482)	$38,228	$58,618	$55,720	$6,091	$(9,305)	$52,506
Depreciation *	15,228	7,260	61,141	83,629	12,423	7,325	17,625	37,373
Stock-based compensation expense	8,388	5,946	3,106	17,440	6,320	4,684	1,208	12,212
Acquisition related expenses	866	—	513	1,379	—	—	11,374	11,374

Adjusted EBITDA before other	$54,354	$3,724	$102,988	161,066	$74,463	$18,100	$20,902	113,465

Other				(250)				383

Adjusted EBITDA				$160,816				$113,848

*	The depreciation related to assets that are not specific to a particular segment have been allocated based on sales, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

Assets	April 1, 2011	April 2, 2010	Liabilities and Equity	April 1, 2011	April 2, 2010
Current assets:			Current liabilities:
Cash and cash equivalents	$40,490	$89,631	Accounts payable	$71,712	$78,355
Accounts receivable, net	191,889	176,351	Accrued liabilities	130,583	102,251
Inventories	98,555	82,962	Current portion of other long-term debt	1,128	—

Deferred income taxes	18,805	17,346	Total current liabilities	203,423	180,606
Prepaid expenses and other current assets	21,141	28,857	Senior Notes due 2016, net	272,296	271,801

Total current assets	370,880	395,147	Other long-term debt	61,946	60,000

			Other liabilities	23,842	24,395

Property, equipment and satellites, net	766,139	651,493	Total liabilities	561,507	536,802
Other acquired intangible assets, net	81,889	89,389	Total ViaSat, Inc. stockholders’ equity	840,125	753,005
Goodwill	83,532	75,024	Noncontrolling interest in subsidiary	4,116	3,745

Other assets	103,308	82,499	Total equity	844,241	756,750

Total assets	$1,405,748	$1,293,552	Total liabilities and equity	$1,405,748	$1,293,552